UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

DE	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2025, NiSource Inc. (“NiSource”), as Borrower, entered into a Seventh Amended and Restated Revolving Credit Agreement (the “Agreement”) with the lenders party thereto, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Bank of America, National Association, Bank of Montreal and Mizuho Bank, Ltd., as Co-Documentation Agents, and Barclays Bank PLC, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Wells Fargo Securities, LLC, BofA Securities, Inc., BMO Capital Markets Corp. and Mizuho Bank, Ltd., as Joint Lead Arrangers and Joint Bookrunners. The Agreement amended and restated in its entirety NiSource’s Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022, as amended by Amendment No. 1 thereto, dated as of August 23, 2023 (the “Existing Credit Agreement”).

The Agreement amended certain provisions of the Existing Credit Agreement to, among other things, (i) increase the facility by $650 million to $2.5 billion, (ii) extend the termination date from February 18, 2027 to December 11, 2030, (iii) increase the amount of the facility available for the issuance of standby letters of credit by $25 million to $175 million, (iv) increase certain dollar and materiality thresholds relating to permitted liens, cross-defaults and the definition of Material Subsidiary (as defined in the Agreement) and (v) eliminate certain provisions providing for the establishment of specified key performance indicators with respect to certain environmental, social and governance targets of NiSource and its subsidiaries that could have resulted in certain adjustments to the otherwise applied Applicable Rate (as defined in the Agreement).

Other than as summarized herein, the Agreement substantially restates the Existing Credit Agreement, including representations and warranties, financial and other covenants and events of default.

The description above is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Seventh Amended and Restated Revolving Credit Agreement, dated as of December 11, 2025, among NiSource Inc., as Borrower, the lenders party thereto, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Bank of America, National Association, Bank of Montreal and Mizuho Bank, Ltd., as Co-Documentation Agents, and Barclays Bank PLC, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Wells Fargo Securities, LLC, BofA Securities, Inc., BMO Capital Markets Corp. and Mizuho Bank, Ltd., as Joint Lead Arrangers and Joint Bookrunners.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: December 11, 2025	By:	/s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer